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                                                                    EXHIBIT 10.3

                                Lock-Up Agreement

                                     [Date]

___________________________________

___________________________________

       Re:  IMPCO Technologies, Inc./B.R.C. Societa a Responsabilita Limitata

Ladies and Gentlemen:

       The undersigned has entered into that certain Option Agreement dated 3 October, 2002 (the "Agreement"), by and among the Sellers and IMPCO Technologies, Inc. ("IMPCO"), providing for the granting of an option for the acquisition by IMPCO of a 50% interest in BRC S.r.l. pursuant to the terms and conditions of the Agreement and of the Sale and Purchase Agreement. The terms and conditions of the Lock-Up Agreement are defined in Section 1.4 and its execution is required pursuant to Section 2.2.4 of the Agreement and, accordingly, this Lock-Up Agreement is incorporated in its entirety into the Agreement. Unless defined otherwise in this Lock-Up Agreement, all defined terms set forth herein shall have the meaning ascribed to them in the Agreement.

       In consideration of the sale and transfer of the Quota to IMPCO, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, the undersigned will not, except as set for on Schedule A attached hereto and incorporated herein by this reference, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Lock-Up IMPCO Shares, or any options or warrants to purchase any shares of Lock-Up IMPCO Shares, or any securities convertible into, exchangeable for or that represent the right to receive shares of Lock-Up IMPCO Sharesowned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission.

       The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up IMPCO Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up IMPCO Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

       Notwithstanding the foregoing, the undersigned may transfer the Lock-Up IMPCO Shares (i) in case of death, by way of either testamentary provisions or mandatory provisions of law, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iv) with the prior written consent of IMPCO. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Lock-Up IMPCO Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with IMPCO's transfer agent and registrar against the transfer of the Lock-Up IMPCO Shares except in compliance with the foregoing restrictions.

       The undersigned understands that IMPCO and the Sellers are relying upon this Lock-Up Agreement in connection with the sale and transfer of the Quota pursuant to the terms and conditions of the Agreement. The

IMPCO Technologies, Inc./BRC
Lock-Up Agreement
la-598677

                                        1

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undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                            Very truly yours,

                                            ------------------------------------
                                            Exact Name of Shareholder

                                            ------------------------------------
                                            Authorized Signature

                                            ------------------------------------
                                            Title

IMPCO Technologies, Inc./BRC
Lock-Up Agreement
la-598677

                                        2

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                                   Schedule A

              Restrictive Periods for Sale of Lock-Up IMPCO Shares

The undersigned, pursuant to the terms of the Lock-up Agreement, agrees to restrict the sale of the Lock-Up IMPCO Shares in accordance with the following timetable:

                   Time Period                      Percentage of IMPCO Shares Eligible for Sale
    From Execution Date through 1 August 2004              0% of the Lock-Up IMPCO Shares
            Commencing 1 August 2004                      16.7% of the Lock-Up IMPCO Shares
           Commencing 1 February 2004              an additional 27.7% of the Lock-Up IMPCO Shares
            Commencing 1 August 2005               an additional 27.7% of the Lock-Up IMPCO Shares
           Commencing 1 February 2006              an additional 27.9% of the Lock-Up IMPCO Shares

IMPCO Technologies, Inc./BRC
Lock-Up Agreement
la-598677

                                        3